UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2017

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36750	20-5383745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Granite Parkway, Suite 1000
Plano, TX 75024

(Address of principal executive offices, including zip code)

(469) 250-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 14, 2017, Monogram Residential Trust, Inc., a Maryland corporation (“Monogram” or the “Company”), held a Special Meeting of Stockholders (the “Special Meeting”). Holders of 117,748,416 shares of the Company’s common stock, which represented approximately 70.5% of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of August 9, 2017, were represented in person or by proxy at the Special Meeting.

At the Special Meeting, stockholders voted on the following proposals, which are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 10, 2017. The number of votes cast for and against, as well as the number of abstentions with respect to, the proposals voted upon at the Special Meeting are set forth below. There were no broker non-votes with respect to any of the proposals.

Proposal 1 - The Merger and the Other Transactions Contemplated by the Merger Agreement.  To approve the merger (the “merger”) of Monogram with and into GS Monarch Acquisition, LLC, a Delaware limited liability company (“Acquisition Sub”), and the other transactions contemplated by the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 4, 2017, by and among the Company, GS Monarch Parent, LLC, a Delaware limited liability company (“Parent”), and Acquisition Sub, a wholly owned subsidiary of Parent. Stockholders voted as follows:

For:	116,354,257
Against:	312,600
Abstain:	1,081,559

Accordingly, the merger and the other transactions contemplated by the Merger Agreement were approved. Stockholder action on a third proposal, to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies in favor of proposal 1 was not required and no vote was taken on that proposal.

Proposal 2 - Advisory Vote on Executive Compensation Payable in Connection with the Merger.  To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Monogram in connection with the merger. Stockholders voted as follows:

For:	43,812,784
Against:	72,542,153
Abstain:	1,393,479

Item 8.01. Other Events.

On September 14, 2017, the Company issued a press release announcing the results of the stockholder votes at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.

Date: September 14, 2017	By:	/s/ Kevin Satter
Kevin Satter
Senior Legal Counsel and Secretary